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                                                                   EXHIBIT 10.4

                         SEVERANCE PROTECTION AGREEMENT

         THIS AGREEMENT made as of the 22nd day of July, 1996, by and between Tylan General, Inc. (the "Company") and David J. Ferran (the "Executive").

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

         WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control and to provide the Executive with certain other benefits whether or not the Executive's employment is terminated.

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term of Agreement. This Agreement shall commence as of the date hereof and shall continue in effect until December 31, 1998; provided, however, that on December 31, 1997 and on each anniversary thereof, the term of this Agreement shall be automatically extended for one year unless either the Company or the Executive shall have given written notice to the other prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 15 months after the occurrence of a Change in Control.

         2. Definitions.

                  2.1 Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including
         (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company ending on the Termination Date, (iii) vacation and sick leave pay (to the extent

                                       1.
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         provided by Company policy or applicable law), and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

                  2.2 Base Amount. For purposes of this Agreement, "Base Amount" shall mean the greater of (a) the Executive's annual base salary at the rate in effect immediately prior to the Change in Control and (b) the Executive's annual base salary at the rate in effect on the Termination Date, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                  2.3 Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean the greater of the Executive's annual bonus (without giving effect to any pro ration) for the fiscal year in which a Change in Control has occurred and the Executive's annual bonus (without giving effect to any pro ration) for the fiscal year in which the Termination Date occurs (calculated in accordance with any plan, policy, agreement, or arrangement pursuant to which the Executive is entitled to an annual bonus).

                  2.4 Cause. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony involving moral turpitude or the termination is evidenced by a resolution adopted in good faith by two-thirds of the Board that the Executive (a) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform, or (b) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; provided, however, that no termination of the Executive's employment shall be for Cause until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in this Section 2.4 and specifying the particulars thereof in detail, and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). Neither an act nor a failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after a Notice of



                                       2.
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         Termination is given by the Executive shall constitute Cause for purposes of this Agreement.

                  2.5 Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                           (a) An acquisition (other than directly from the
               Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or
               (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction."

                           (b) The individuals who, as of the date hereof, are
               members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the then Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (c) Approval by stockholders of the Company of:

                                    (1) A merger, consolidation or
                       reorganization involving the Company, unless

                                       3.
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                                    (A) the stockholders of the Company,
                           immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least seventy percent of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                    (B) the individuals who were members of the
                           Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation or a corporation beneficially owning, directly or indirectly, a majority of the Voting Securities of the Surviving Corporation, and

                                    (C) no Person (other than the Company, any
                           Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifteen percent or more of the then outstanding Voting Securities) owns, directly or indirectly, fifteen percent or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, and

                                            (D) a transaction described in
                                    clauses (A) through (C) shall herein be
                                    referred to as a "Non-Control Transaction";

                                    (2) A complete liquidation or dissolution of
                           the Company; or

                                    (3) An agreement for the sale or other
                           disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company

                                       4.
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               which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                           (d) Notwithstanding anything contained in this
               Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                  2.6 Company. For purposes of this Agreement, the "Company" shall include the Company's "Successors and Assigns" (as hereinafter defined).

                  2.7 Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

                  2.8 Good Reason. (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (9) hereof:

                                    (1) a change in the Executive's status,
                  title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at any time within ninety days



                                       5.
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                  preceding the date of a Change in Control or at any time
                  thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason; provided, however, that, for purposes of this Section 2.8(a)(1), the fact that a Change in Control has occurred, in and of itself, shall not be deemed to constitute Good Reason;

                           (2) a reduction in the Executive's base salary or any
                  failure to pay the Executive any compensation or benefits to which he is entitled within five days of notice thereof;

                           (3) any event or occurrence constituting "good
                  reason," as it may be defined in any agreement between the Executive and the Company or any of its affiliates;

                           (4) the Company's requiring the Executive to be based
                  at any place outside a 25-mile radius from the Executive's primary place of employment (at the time of the Change of Control), except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                           (5) the failure by the Company to provide the
                  Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter;

                           (6) the insolvency or the filing (by any party,
                  including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty days;

                           (7) any material breach by the Company of any
                  provision of this Agreement;

                           (8) any purported termination of the Executive's
                  employment for Cause by the Company which does not comply with the terms of Section 2.4; or

                           (9) the failure of the Company to obtain an
                  agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in Section 7 hereof.

                                       6.
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                           (b) Any event or condition described in Section
              2.8(a)(1) through (9) which occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party, or (2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                           (c) The Executive's right to terminate his employment
              pursuant to this Section 2.8 shall not be affected by his incapacity due to a Disability

                  2.9 Notice of Termination. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment which indicates the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  2.10 Pro Rata Bonus. For purposes of this Agreement, "Pro Rata Bonus" shall have the meaning ascribed to such term in any agreement between the Executive and the Company or any of its affiliates, or if no such agreement with respect to such term exists, shall mean an amount equal to (a) the Bonus Amount, multiplied by a fraction, (i) the numerator of which is the number of days from the first day of the Company's fiscal year in which the Executive ceases to be employed by the Company until the Termination Date, and (ii) the denominator of which is 365, less (b) any bonus included in the Bonus Amount in respect of such fiscal year and previously paid.

                  2.11 Successors and Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company whether by operation of law or otherwise, and any affiliate of such Successors and Assigns.

                  2.12 Termination Date. For purposes of this Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, (b) in the case of Good Reason, the last day of his employment, and (c) in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.

                                       7.
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         3.       Termination of Employment.

                  3.1 Severance Pay and Benefits. If, during the term of this Agreement, the Executive shall cease to be employed by Company prior to the expiration of 15 months after the occurrence of a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                           (a) If the Executive's employment with the Company
              shall be terminated at any time prior to the expiration of 15 months after the occurrence of the Change in Control (x) by reason of the Executive's death or (y) by the Company for Disability, the Company shall pay to the Executive the Accrued Compensation plus the Pro Rata Bonus.

                           (b) During the period commencing on the date of the
              Change in Control and ending on the 90th day thereafter (the "Window Period"), if the Executive's employment with the Company shall be terminated (other than by reason of the Executive's death and other than by the Company for Disability), whether at the instigation of the Executive or the Company, with or without Cause, for Good Reason or not, the Executive shall be entitled to the following:

                                    (1) the Company shall pay the Executive all
                  Accrued Compensation and a Pro-Rata Bonus;

                                    (2) the Company shall pay the Executive as
                  severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to two and one-half times the sum of (A) the Base Amount and (B) the Bonus Amount; provided, however, that if and only if the Executive's employment with the Company is terminated for the reasons set forth in Section 8(c) of that certain Employment Agreement between Vacuum General, Inc. and the Executive, dated October 5, 1989, as it may be amended, supplemented, restated or replaced from time to time, including any such amendment, supplement, restatement or replacement that is between the Company and the Executive (the "Existing Employment Agreement") and the Executive elects to require the Company to enter into a consulting contract with the Executive in accordance with Section 8(c) of the Existing Employment Agreement, the amount payable to the Executive pursuant to this subsection 2 shall be reduced by an amount equal to the aggregate amount payable or paid to the Executive pursuant to Sections 8(c)(2)(i) and 8(c)(2)(iv) of the Existing Employment Agreement but in any event the amount payable to the Executive pursuant to this subsection 2 shall not be reduced to an amount less than zero; and provided, further, that if any



                                       8.
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                  amount payable to the Executive pursuant to Sections
                  8(c)(2)(i) and 8(c)(2)(iv) of the Existing Employment Agreement is not actually paid to the Executive (for whatever reason or no reason, whether in accordance with the last sentence of Section 8(c)(1) of the Existing Employment Agreement or otherwise) within the one year period subsequent to the Termination Date, all remaining unpaid amounts described in Sections 8(c)(2)(i) and 8(c)(2)(iv) of the Existing Employment Agreement shall become immediately due and payable by the Company pursuant to this Agreement with interest at the prime rate plus 2% or at the maximum rate permitted by applicable law, if lower (for purposes of this subsection 2, the prime rate will be the prime commercial lending rate as announced from time to time by Bank of America NT&SA, or its successor, as in effect at the close of business on the business day preceding the Termination Date); and

                                    (3) for a number of months equal to 30 (the
                  "Continuation Period"), the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the medical, dental and hospitalization benefits provided (x) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (y) to other senior executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1(b)(3) during the Continuation Period shall be no less favorable to the Executive and his dependents and beneficiaries, than the most favorable of such coverages and benefits described in clauses (x) and (y) herein. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (3) shall not be interpreted so as to limit any benefits to which the Executive, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

                           (c) After the expiration of the Window Period and
              prior to the expiration of 15 months after the occurrence of the Change in Control, if the Executive's employment with the Company shall be terminated (other than by



                                       9.
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              reason of the Executive's death and other than by the Company for
              Disability) (x) by the Company for any reason other than for Cause or (y) by the Executive for Good Reason, the Executive shall be entitled to the compensation and benefits described in subsections
              (1) through (3) in Section 3.1(b) above.

                           (d) After the expiration of the Window Period and
              prior to the expiration of 15 months after the occurrence of the Change of Control, if the Executive's employment with the Company shall be terminated by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation plus the Pro Rata Bonus.

                           (e) After the expiration of the Window Period and
              prior to the expiration of 15 months after the occurrence of the Change of Control, if the Executive's employment with the Company shall be terminated by the Company for Cause, the Company shall pay to the Executive the Accrued Compensation.

                  3.2 Payment Form. The amounts provided for in Sections 3.1 and 3.1(b)(1) and (2) shall be paid in a single lump sum cash payment within five days after the Executive's Termination Date (or earlier, if required by applicable law).

                  3.3 No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(3).

                  3.4 Other Severance Arrangements. Whether or not any Change in Control shall occur, the following shall apply:

                           (a) The Existing Employment Agreement shall continue
                  in full force and effect in accordance with its terms.

                           (b) The Executive's entitlement to any other
                  compensation or benefits or any indemnification shall be determined in accordance with the Company's employee benefit plans, bonus plan and other applicable programs, policies and practices or any indemnification agreement then in effect.

         4. Notice of Termination. Following a Change in Control, any purported termination of the Executive's employment by either party shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

                                      10.
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         5. Excise Tax Limitation.

                  5.1 Notwithstanding anything contained in this Agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of the Executive (the "Severance Benefit") would be subject to the excise tax (the "Excise Tax") imposed under
         Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Severance Benefit shall be reduced (but not below zero) if and to the extent that a reduction in the Severance Benefit would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Executive received the entire amount of such Severance Benefit. Unless the Executive shall have given prior written notice specifying a different order to the Company to effectuate the foregoing, the Company shall reduce or eliminate the Severance Benefit, by first reducing or eliminating the portion of the Severance Benefit which is not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined).

                  5.2 The initial determination of whether the Severance Benefit shall be reduced as provided in Section 5.1 and the amount of such reduction shall be made at the Company's expense by an accounting firm selected by the Company from among the six largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Executive within ten days of the Termination Date. If the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Severance Benefit, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Severance Benefit, and such Determination shall be binding, final and conclusive upon the Company and the Executive. If the Accounting Firm determines that an Excise Tax would be payable, the Executive shall have the right to accept the Determination of the Accounting Firm to the extent of the reduction, if any, pursuant to Section 5.1, or to have such Determination reviewed by an accounting firm selected by the Executive, at the expense of the Company, in which case the determination of such second accounting firm shall be binding, final and conclusive upon the Company and Executive.

         6.       Successors; Binding Agreement.

                  6.1 This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any



                                      11.

         Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                  6.2 Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably incurred by the Executive as they become due as a result of (a) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the Dispute, and (b) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clause (a) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

         8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, by overnight courier or by facsimile, addressed to the respective addresses and facsimile numbers last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

         9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices (other than such policies, plans, programs or practices set forth in the Existing Employment Agreement, which in accordance with Section 3.4(a) and subject to Section 16, shall continue in full force and effect)) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement (other than the Existing Employment Agreement, which in accordance with Section 3.4(a) and subject to Section 16, shall continue in full force and effect)). Amounts which are vested benefits or which the Executive is




                                      12.

otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10. No Guaranteed Employment. The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and may be terminated by either the Executive or the Company at any time.

         11. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

         12. Mutual Non-Disparagement. The Executive agrees that it will not make or publish any statement critical of the Company, its affiliates and their respective executive officers and directors, or in any way adversely affecting or otherwise maligning the business or reputation of any member of the Company, its affiliates and subsidiaries and their respective officers, directors and employees. The Company, its affiliates and subsidiaries agree and the Company shall use its best efforts to cause their respective executive officers and directors to agree, that they will not make or publish any statement critical of the Executive, or in any way adversely affecting or otherwise maligning the Executive's reputation.

         13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in San Diego county in the State of California.

                                      13.

         15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such invalid or unenforceable provision within the limits of applicable law or applicable court decisions.

         16. Entire Agreement. This Agreement, together with the Existing Employment Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements (other than the Existing Employment Agreement), if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                       TYLAN GENERAL, INC.


ATTEST:                                By:      /s/ Don E. Whitson
                                                ---------------------------
                                                Don E. Whitson
                                                Vice Chairman and Chief
                                                Administrative Officer


                                       By:      /s/ David J. Ferran
                                                ---------------------------
                                                David J. Ferran


                                      14.